                                                                EXHIBIT 21



                                             State or Other       % Of
                                              Jurisdiction       Securities
                                               In Which           Owned by
Subsidiaries of Registrant (1)                Incorporated        Registrant
-----------------------------------------------------------------------------------------
Aurora Corporation of Illinois..........       Illinois           100%             (2)

-------------------

(1) Unnamed subsidiaries considered in the aggregate do not constitute a significant subsidiary.

(2)      Subsidiary included in consolidated financial statements.








04/20/99